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                                  EXHIBIT #11
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                       SYSCO CORPORATION AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11
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                                                           July 3, 1993        July 2, 1994         July 1, 1995
                                                           ------------        ------------         ------------
 Calculation of Primary Earnings Per Share:
 ------------------------------------------

 Net earnings applicable to common stock                   $201,807,000        $216,752,000         $251,824,000
                                                           ============        ============         ============

 Average number of common shares and common stock
 equivalents outstanding                                    186,745,576         184,338,616          182,779,806


 Dilutive effect of stock options (1)                          --                 --                    --
                                                           ------------        ------------         ------------
                                                            186,745,576         184,338,616          182,779,806
                                                           ============        ============         ============

 Primary earnings per share                                $       1.08         $      1.18         $       1.38
                                                           ============         ===========         ============




 Calculation of Fully Diluted Earnings Per Share:
 ------------------------------------------------

 Net earnings applicable to common stock                   $201,807,000        $216,752,000         $251,824,000
                                                           ============        ============         ============


 Average number of shares outstanding on a fully
 diluted basis -- same as for calculation of
 primary earnings per share                                 186,745,576         184,338,616          182,779,806


 Dilutive effect of stock options and
 Liquid Yield Option Notes (2)                                --                  --                    --
                                                           ------------        ------------         ------------
                                                            186,745,576         184,338,616          182,779,806
                                                           ============        ============         ============

 Fully diluted earnings per share                          $       1.08        $      1.18          $       1.38
                                                           ============        ============         ============
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(1)  Maximum possible dilutive effect of outstanding options in each year is less than 3%.

(2) Maximum possible dilutive effect of outstanding options and Liquid Yield Option Notes during each year is less than 3%